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                                                                     EXHIBIT 5-A



                                 March 27, 1997



Delmarva Power & Light Company
800 King Street
P. O. Box 231
Wilmington, DE  19899


            Re: Issuance and Sale of up to $250 Million of Common Stock, Preferred Stock and Debt Securities


Ladies and Gentlemen:

      Delmarva Power & Light Company (the "Company") is filing, on or about the date hereof, a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement covers up to $250,000,000 aggregate initial offering price of the Company's Common Stock, par value $2.25 per share (the "Common Stock"), and/or its Preferred Stock, par value $100 per share, and/or Preferred Stock -- $25 Par (collectively, the "Preferred Stock"), and/or its debt securities, comprised of its First Mortgage Bonds, which may be designated "Secured Medium-Term Notes" (collectively, the "Bonds") to be issued under a Mortgage and Deed of Trust dated as of October 1, 1943, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as successor trustee (the "Bond Trustee"), as amended and supplemented and to be further amended and supplemented (the "Mortgage"), and/or its unsecured Medium-Term Notes (the "Notes") to be issued under an Indenture dated as of November 1, 1988, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as successor trustee (the "Note Trustee"), as amended and supplemented (the "Indenture") (the Common Stock, the Preferred Stock, the Bonds and the Notes herein collectively are called the "Securities"), or any combination thereof. The corporate proceedings and other actions taken by the Company in connection with the authorization and issuance and the registration by the Company of the Securities have been reviewed by me or taken under my advice and direction as General Counsel for the Company.

      I am of the opinion that the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and the Commonwealth of Virginia.
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Delmarva Power & Light Company
March 27, 1997
Page 2


      I am also of the opinion that:

      (a) When all corporate action necessary to the valid authorization and issuance of the Securities shall have been duly taken by the Company; and

      (b) When the Registration Statement, as it may be amended, with respect to the Securities shall have become effective; and

      (c) When the Delaware Public Service Commission and the Virginia State Corporation Commission shall have entered appropriate orders approving the issuance of the Securities; then

            (1) When the Common Stock has been listed for trading on the New York Stock Exchange and the Philadelphia Stock Exchange; then

                  (A) So long as the Common Stock is issued on or before the expiration of the authority for such issuance as reflected in the Orders of the Delaware Public Service Commission and the Virginia State Corporation Commission, the Common Stock may be issued for the purposes and upon the terms stated in the Registration Statement, as then amended and effective, and in the Orders of the Delaware Public Service Commission and the Virginia State Corporation Commission, as then amended and effective; and

                  (B) When so issued and paid for, the Common Stock will be validly issued, fully paid and non-assessable capital stock of the Company; and

            (2) When the Certificate of Designation and Articles of Amendment establishing the Preferred Stock has been executed, filed and recorded, as necessary, with the appropriate offices in Delaware and Virginia; then

                  (A)   So long as the Preferred Stock is issued on or before
                        the expiration of the authority for such issuance as reflected in the Orders of the Delaware Public
                        Service Commission and the Virginia State Corporation Commission, the Preferred Stock may be issued for the purposes and upon the terms stated in the
                        Registration Statement, as then amended and
                        effective, and in the Orders of the Delaware Public Service Commission and the Virginia State Corporation Commission, as then amended and effective; and,
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Delmarva Power & Light Company
March 27, 1997
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                  (B)   When so issued and paid for, the Preferred Stock will be
                        validly issued, fully paid and non-assessable capital stock of the Company.

            (3) When the Company and the Note Trustee shall have taken all action required by the Indenture for the issuance of the Notes; then

                  (A) So long as the Notes are issued on or before the expiration of the authority for such issuance as reflected in the Orders of the Delaware Public Service Commission and the Virginia State Corporation Commission, the Notes may be issued for the purposes and upon the terms stated in the Registration Statement, as then amended and effective, and in the Orders of the Delaware Public Service Commission and the Virginia State Corporation Commission, as then amended and effective; and

                  (B) When so issued and paid for, the Notes will be validly issued, binding upon and enforceable against the Company in accordance with their terms, except as remedies may be limited by the laws and principles of equity affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws; and

            (4) When the Company and the Bond Trustee shall have taken all action required by the Mortgage for the issuance of the Bonds; and

            (5) When a supplemental indenture with respect to the Bonds shall have been executed and delivered by the Company to the Bond Trustee and shall have been duly recorded in the appropriate counties in Delaware, Virginia, Maryland and any other appropriate states, all as contemplated by, and in conformity with, the Mortgage; then

                  (A) So long as the Bonds are issued on or before the expiration of the authority for such issuance as reflected in the Orders of the Delaware Public
                        Service Commission and the Virginia State Corporation Commission, the Bonds may be issued for the purposes and upon the terms stated in the Registration Statement, as then amended and effective, and in the Orders of the Delaware
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Delmarva Power & Light Company
March 27, 1997
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                        Public Service Commission and the Virginia State
                        Corporation Commission, as then amended and effective;
                        and

                  (B) When so issued and paid for, the Bonds will be validly issued, binding upon and enforceable against the Company in accordance with their terms, except as remedies may be limited by the laws and principles of equity affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws.

      I am a member of the Bar of the State of Delaware and am not an expert on the law of any jurisdiction other than laws of the State of Delaware and the Federal law of the United States. To the extent that matters addressed in this opinion are governed by the laws of the Commonwealth of Virginia, I have relied on the opinion of the Company's Assistant General Counsel, Peter F. Clark.

      I hereby authorize and consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-3 and to any references to me in the Registration Statement and the Prospectus constituting a part thereof.

                                                Very truly yours,



                                                Dale G. Stoodley